                                                                  EXECUTION COPY

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                          REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF JULY 14, 2004

                                     BETWEEN

                          ALLIED SECURITY ESCROW CORP.

                                       AND

                            BEAR, STEARNS & CO. INC.

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         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of July 14, 2004, between Allied Security Escrow Corp., a
Delaware corporation ("ESCROW CORP."), and Bear, Stearns & Co. Inc. (the
"INITIAL PURCHASER"), who has agreed to purchase the Company's 11.375% Senior
Subordinated Notes due 2011 (including the related guarantees, if any, the
"INITIAL NOTES"), pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated July
1, 2004 (the "PURCHASE AGREEMENT"), among the Company, SpectaGuard Acquisition
LLC, a Delaware limited liability company, and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 8 of the Purchase Agreement. The
Initial Notes will be issued by Escrow Corp. In connection with the proposed acquisition of Barton Protective Services Incorporated, Escrow Corp. will merge with and into Allied Security Holdings LLC ("HOLDINGS"), pursuant to an
Agreement and Plan of Merger (the "ESCROW MERGER"), and the obligations of
Escrow Corp. will be assumed by Holdings and Allied Security Finance Corp.
("FINANCE CORP."). As used herein, the term "COMPANY" refers only to Escrow
Corp. prior to consummation of the Escrow Merger, and following consummation of the Escrow Merger, only to Holdings and Finance Corp. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the
Indenture, dated as of July 14, 2004, between the Company and The Bank of New
York as trustee, relating to the Initial Notes and the Exchange Notes (the
"INDENTURE").

         The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT: The Securities Act of 1933, as amended.

         AFFILIATE: As defined in Rule 144 of the Act.

         BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

         BUSINESS DAY: Any day other than a Saturday, a Sunday or a day on which banking institutes in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If the time to perform any action hereunder falls on a day that is not a Business Day, such time will be extended to the next Business Day.

         CLOSING DATE: July 14, 2004

         COMMISSION: The Securities and Exchange Commission.

         CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of the continuous effectiveness of such Exchange Offer Registration
Statement and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the
Company to the Registrar (as defined in the Indenture) under the Indenture of
Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes tendered by Holders thereof pursuant to the Exchange
Offer.

         CONSUMMATION DEADLINE:  As defined in Section 3(b) hereof.

         EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

         EXCHANGE NOTES: The Company's 11.375% Senior Subordinated Notes due
2011, and the related guarantees, if any, to be issued pursuant to the
Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

         EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange
Offer Registration Statement) equal to the outstanding principal amount of
Initial Notes that are tendered by such Holders in connection with such exchange and issuance.

         EXCHANGE OFFER EFFECTIVENESS TARGET DATE: As defined in Section 3(a)
hereof.

         EXCHANGE OFFER FILING DEADLINE: As defined in Section 3(a) hereof.

         EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement
relating to the Exchange Offer, including the related Prospectus.

         FILING DEADLINE: the Exchange Offer Filing Deadline or Shelf
Registration Filing Deadline, as applicable.

         HOLDERS: As defined in Section 2 hereof.

         INDEMNIFIED HOLDER: As defined in Section 8(a) hereof.

         INDEMNIFIED PARTY: As defined in Section 8(c) hereof.

         INDEMNIFYING PARTY: As defined in Section 8(c) hereof.

         LIQUIDATED DAMAGES: As defined in Section 5 hereof.

         PERSON: An individual, partnership, limited liability company, corporation, trust, unincorporated organization, or government, agency or political subdivision thereof.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

         REGISTRATION DEFAULT: As defined in Section 5 hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement, (ii) including the Prospectus included therein, and (iii) including all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         RULE 144: Rule 144 promulgated under the Act.

         SHELF REGISTRATION STATEMENT: As defined in Section 4(a) hereof.

         SHELF REGISTRATION STATEMENT EFFECTIVENESS TARGET DATE: As defined in
Section 4(a) hereof.

         SHELF REGISTRATION FILING DEADLINE: As defined in Section 4(a) hereof.

         SUSPENSION NOTICE: As defined in Section 6(d) hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb)
as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged in an Exchange
Offer for an Exchange Note and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act,
(b) the date on which such Initial Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued
Exchange Notes), and (c) the date on which such Exchange Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by an
Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein) or (d) the date which such Initial Note is distributed to the public pursuant to Rule 144 under the Act (and the purchasers thereof have been issued Exchange Notes).

SECTION 2.  HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities
(each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3.  REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable federal law or Commission policy (after the procedures set forth in Section
6(a)(i) below have been complied with), the Company shall (i) cause the Exchange
Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 270 days after the Closing Date (such 270th day being the "EXCHANGE OFFER FILING DEADLINE"),
(ii) use its commercially reasonable efforts to cause such Exchange Offer
Registration Statement to become effective at the earliest possible time, but in no event later than 360 days after the Closing Date (such 360th day being the
"EXCHANGE OFFER EFFECTIVENESS TARGET DATE"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer
Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange
Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, use its commercially reasonable efforts to commence and Consummate the Exchange
Offer. The Exchange Offer shall be on the appropriate form permitting (i)
registration of the Exchange Notes to be offered in exchange for the Initial
Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Initial Notes that such
Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section
3(c) below.

         (b) The Company shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes and the guarantees thereof shall be included in the Exchange
Offer Registration Statement. The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to 20 Business
Days after the Exchange Offer Registration Statement has become effective, but in no event later than 45 Business Days thereafter, or longer, if required by the federal securities laws (such 45th (or longer) Business Day being the
"CONSUMMATION DEADLINE").

         (c) The Company shall include a "Plan of Distribution" section in the
Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any Affiliate of the Company), may exchange such
Transfer Restricted Securities pursuant to the Exchange Offer; however, because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Prospectus contained in the
Exchange Offer Registration Statement may be used to satisfy such prospectus delivery requirement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the
Commission may require in order to permit such sales pursuant thereto, but such
"Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman &
Sterling no-action letter (available July 2, 1993).

         To the extent necessary to ensure that the Prospectus contained in the
Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company agrees to use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this
Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the Consummation
Deadline or such shorter period as will terminate when all Transfer Restricted
Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

SECTION 4.  SHELF REGISTRATION

         (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law or Commission policy (after the Company has complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of Transfer
Restricted Securities shall notify the Company in writing within 20 Business
Days following Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer,
(B) such Holder may not resell the Exchange Notes acquired by it in the Exchange
Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds
Initial Notes acquired directly from the Company or any of its Affiliates, then the Company shall:

         (i) (x) use its commercially reasonable efforts to cause to be filed, on or prior to 30 days after the earlier of (i) the date as of which the Company determines that the Exchange Offer Registration Statement will not be or cannot be, as the case may be, filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above;
provided, that, such Filing Deadline shall not be earlier than 270 days after the date of the Indenture, (such earlier date, the "SHELF REGISTRATION FILING
DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act
(which may be an amendment to the Exchange Offer Registration Statement (the
"SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities of Holders which shall have provided the information required pursuant to
Section 4(b) hereof, and (y) use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Shelf Registration Filing Deadline (such 90th day, the "SHELF
REGISTRATION STATEMENT EFFECTIVENESS TARGET DATE").

         If, after the Company has filed an Exchange Offer Registration
Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law or
Commission policy (i.e., clause (a)(i) above), then the filing of the Exchange
Offer Registration Statement shall be deemed to satisfy the requirements of clause (a) above; provided that, in such event, the Company shall remain obligated to meet the Shelf Registration Statement Effectiveness Target Date.

         The Company shall use its commercially reasonable efforts to keep any
Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof and, to the extent necessary to ensure that the
Shelf Registration Statement is available for sales of Transfer Restricted
Securities by the Holders thereof entitled to the benefit of this Section 4(a)
and to ensure that it conforms to the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section
6(d) hereof following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration
Statement have been sold pursuant thereto.

         (b) Provision by Holders of Certain Information in Connection with the
Shelf Registration Statement. No Holder of Transfer Restricted Securities may
include any of its Transfer Restricted Securities in any Shelf Registration
Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or Item 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or
Prospectus or preliminary prospectus included therein. No Holder of Transfer
Restricted Securities shall be entitled to liquidated damages pursuant to
Section 5 hereof ("LIQUIDATED DAMAGES") in connection with a Shelf Registration
Statement, and Liquidated Damages shall not accrue for the benefit of any such
Holder and such Holder will not be entitled to the rights provided in Section
6(c) hereof, to the extent that such rights relate to a Shelf Registration
Statement, unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish to the Company additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.  LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii)
any such Registration Statement has not been declared effective by the
Commission on or prior to the Exchange Offer Effectiveness Target Date or the
Shelf Registration Statement Effectiveness Target Date, as applicable, (iii) the
Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by

this Agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then, subject to Section 4(b) hereof, the Company agrees to pay to each Holder of
Transfer Restricted Securities affected thereby Liquidated Damages in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted
Securities held by such Holder for each week or portion thereof that the
Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Liquidated
Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week per $1,000 in principal amount of
Transfer Restricted Securities; provided, that the Company shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf
Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf
Registration Statement), in the case of (ii) above, (3) upon Consummation of the
Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional
Registration Statement that causes the Exchange Offer Registration Statement
(and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

         All accrued Liquidated Damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the
Notes. Notwithstanding the fact that any securities for which Liquidated Damages are due cease to be Transfer Restricted Securities, all obligations of the
Company to pay Liquidated Damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6.  REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the
Exchange Offer, the Company shall (x) comply with all applicable provisions of
Section 6(c) below, (y) use its commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

                (i)   If, following the date hereof there has been announced a
         change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the
         Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to use its commercially reasonable efforts to seek a no-action letter or other favorable decision from the Commission allowing the Company to
         Consummate an Exchange Offer for such Transfer Restricted Securities.
         The Company agrees to pursue the issuance of such a decision to the
         Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the
         Commission staff an analysis prepared by counsel to

         the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable)
         by the Commission staff;

                (ii)  As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange
         Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer
         Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired directly from the Company or an
         Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the
         Commission enunciated in Morgan Stanley and Co., Inc. (available June
         5, 1991) and Exxon Capital Holdings Corporation (available May 13,
         1988), as interpreted in the Commission's letter to Shearman &
         Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i)
         above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K; and

                (iii) Prior to effectiveness of the Exchange Offer Registration
         Statement, the Company shall provide a supplemental letter to the
         Commission (A) stating that the Company is registering the Exchange
         Offer in reliance on the position of the Commission enunciated in
         Exxon Capital Holdings Corporation (available May 13, 1988), Morgan
         Stanley and Co., Inc. (available June 5, 1991) as interpreted in the
         Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i)
         above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or
         understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

         (b) Shelf Registration Statement. In connection with the Shelf
Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and use all commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b)
hereof), and pursuant thereto the Company will prepare and file with the
Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

         (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

                (i)   use its commercially reasonable efforts to keep such
         Registration Statement continuously effective and provide all requisite financial statements for the periods specified in Section 3 or Section 4 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction or other material development involving the Company or the guarantors, the Company may allow the Shelf Registration Statement to fail to be effective or the Prospectus contained therein to be unusable as a result of such nondisclosure for up to sixty (60) days in any year during the two-year period of effectiveness required by
         Section 4 hereof;

                (ii)  prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable periods set forth in Section 3 or Section 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required
         Prospectus supplement, and as so supplemented to be filed pursuant to
         Rule 424 under the Act, and to comply fully with Rules 424, 430A and
         462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration
         Statement or supplement to the Prospectus;

                (iii) with respect to a Shelf Registration Statement, advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration
         Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration
         Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer

         Restricted Securities under state securities or Blue Sky laws, the
         Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                (iv)   subject to Section 6(c)(i), if any fact or event
         contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the
         Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer
         Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (v)    with respect to a Shelf Registration Statement, furnish
         to each Holder in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any
         Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such
         Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

                (vi)   with respect to a Shelf Registration Statement, promptly
         prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus in connection with such sale, if any, provide copies of such document to each
         Holder, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such
         Holders may reasonably request;

                (vii) with respect to a Shelf Registration Statement, make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                (viii) with respect to a Shelf Registration Statement, if
         requested by any Holder in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holder may reasonably request to have included therein, including, without limitation, information relating to the "Plan of
         Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                (ix)   with respect to a Shelf Registration Statement, furnish
         to each Holder in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                (x)    with respect to a Shelf Registration Statement, deliver
         to each Holder without charge, as many copies of the Prospectus
         (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted
         Securities covered by the Prospectus or any amendment or supplement thereto; and

                (xi)   deliver to the Initial Purchaser, any Broker-Dealer and
         such other persons required to deliver a prospectus following the
         Exchange Offer, without charge, as many copies of the Prospectus included in the Exchange Offer Registration Statement, and any
         amendment or supplement thereto as such persons may reasonably request; the Company hereby consents to the use (in accordance with law) of the Prospectus included in the Exchange Offer Registration
         Statement and any amendment or supplement thereto by the Initial
         Purchaser, any Broker-Dealer and such other persons required to deliver a prospectus following the Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the Prospectus, or any amendment or supplement thereto, included in such Exchange
         Offer Registration Statement.

                (xii)  with respect to a Shelf Registration Statement, upon the request of Holders aggregating at least 20% in aggregate principal amount of Transfer Restricted Securities, enter into such agreements
         (including underwriting agreements containing customary terms) and make such customary representations and warranties and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this
         Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration
         Statement. In such connection, the Company shall:

                       (A)   upon request of any Holder, furnish (or in the case
                of paragraphs (2) and (3), use its commercially reasonable efforts to cause to be furnished) to each Holder, upon the effectiveness of the Shelf Registration Statement:

                                (1)   a certificate, dated such date, signed on
                             behalf of the Company by (x) the President or any
                             Vice President and (y) a principal financial or
                             accounting officer of the Company, in customary
                             form, confirming, as of the date thereof, such
                             matters as such Holder may reasonably request;

                                (2)   an opinion of counsel for the Company in
                             customary form, dated the date of effectiveness of
                             the Shelf Registration Statement, and covering such
                             other matters as such Holder may reasonably
                             request, and in any event including a statement to
                             the effect that such counsel has participated in
                             conferences with officers and other representatives
                             of the Company, representatives of the independent
                             public accountants for the Company and have
                             considered the matters required to be stated
                             therein and the statements contained therein,
                             although such counsel has not independently
                             verified the accuracy, completeness or fairness of
                             such statements; and that such counsel advises
                             that, on the basis of the foregoing (relying as to
                             materiality to the extent such counsel deems
                             appropriate upon the

                                       10

                             statements of officers and other representatives of
                             the Company) and without independent check or
                             verification), no facts came to such counsel's
                             attention that caused such counsel to believe that
                             the applicable Registration Statement, at the time
                             such Registration Statement or any post-effective
                             amendment thereto became effective, contained an
                             untrue statement of a material fact or omitted to
                             state a material fact required to be stated therein
                             or necessary to make the statements therein not
                             misleading, or that the Prospectus contained in
                             such Registration Statement as of its date
                             contained an untrue statement of a material fact or
                             omitted to state a material fact necessary in order
                             to make the statements therein, in the light of the
                             circumstances under which they were made, not
                             misleading. Without limiting the foregoing, such
                             counsel may state further that such counsel assumes
                             no responsibility for, and has not independently
                             verified, the accuracy, completeness or fairness of
                             the financial statements, notes and schedules and
                             other financial data included in any Registration
                             Statement contemplated by this Agreement or the
                             related Prospectus; and

                                (3)   a customary comfort letter, dated as of
                             the date of effectiveness of the Shelf Registration
                             Statement from the Company's independent
                             accountants, in customary form, and covering
                             matters of the type customarily covered in comfort
                             letters to underwriters in connection with
                             underwritten offerings, and affirming the matters
                             set forth in the comfort letters delivered pursuant
                             to Section 8(h) of the Purchase Agreement;

                       (B)   set forth in full or incorporate by reference in
                the underwriting agreement, if any, the indemnification
                provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section;
                and

                       (C)   deliver such other documents and certificates as
                may be reasonably requested by the selling Holders to
                evidence compliance with clause (A) above and with any
                customary conditions contained in any agreement entered into by the Company pursuant to this clause (xii);

                (xiii) prior to any public offering of Transfer Restricted
         Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer
         Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the
         Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the
         Registration Statement, in any jurisdiction where it is not now so subject;

                (xiv)  issue, upon the request of any Holder or purchaser of
         Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf
         Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration
         Statement in the names as such purchaser(s) shall designate;

                                       11

                (xv)    in connection with any sale of Transfer Restricted
          Securities that will result in such securities no longer being
         Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted
         Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer
         Restricted Securities;

                (xvi)   provide a CUSIP number for all Transfer Restricted
         Securities not later than the effective date of a Registration
         Statement covering such Transfer Restricted Securities and provide the
         Trustee under the Indenture with printed certificates for the Transfer
         Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                (xvii)  otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration
         Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the
         Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                (xix)   provide promptly to each Holder, upon request, each
         document filed with the Commission pursuant to the requirements of
         Section 13 or Section 15(d) of the Exchange Act.

         (d) Restrictions on Holders. Each Holder agrees by acquisition of a
Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(i) or Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration
Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the
"RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the
Company's expense) all copies, other than permanent file copies, then in such
Holder's possession of the Prospectus covering such Transfer Restricted
Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or Section 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

                                       12

SECTION 7.  REGISTRATION EXPENSES

         (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a
Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii)
all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Holders of Transfer Restricted Securities; (v) all
application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the
Company.

         (b) In connection with any Registration Statement required by this
Agreement (including, without limitation, the Exchange Offer Registration
Statement and the Shelf Registration Statement), regardless of whether a
Registration Statement becomes effective, the Company will reimburse the Initial
Purchaser and the Holders of Transfer Restricted Securities being tendered into in the Exchange Offer and/or resold pursuant to the "Plan of Distribution"
contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration
Statement is being prepared.

SECTION 8.  INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless (i) each Holder, and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "CONTROLLING
PERSON") and (iii) the respective officers, directors, partners and employees of any Holder or any controlling person (any person referred to in clause (i), (ii)
or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), from and against any and all losses, claims, damages, liabilities, judgments and expenses
(including without limitation, any legal or other expenses reasonably incurred in connection with investigating, preparing or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or
Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Exchange Notes or registered Initial
Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the
Holders furnished in writing to the Company by any of the Holders.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section
15 of the Act or Section 20 of the Exchange Act) the Company to the

                                       13

same extent as the foregoing indemnity from the Company set forth in (a) above to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished in writing to the Company by such
Indemnified Holder expressly for use in any Registration Statement. In no event shall any Indemnified Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Indemnified Holder with respect to its sale of Transfer Restricted Securities or Exchange Notes pursuant to a Registration Statement exceeds the sum of (i) the amount paid by such
Indemnified Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Indemnified Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the
"INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), an Indemnified Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Indemnified Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party).
In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Indemnified Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i)
effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request; provided that this clause (ii) shall not apply for so long as a good faith dispute regarding the reimbursement of such fees and expenses exists between the parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                                       14

         (d) To the extent that the indemnification provided for in this Section
8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Holders, on the other hand, from their sale of
Transfer Restricted Securities or (ii) if the allocation provided by clause
8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the
Company, on the one hand, or by the Indemnified Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such
Holder for such Transfer Restricted Securities, plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9.  RULE 144A AND RULE 144

         The Company agrees with each Holder, for so long as any Transfer
Restricted Securities remain outstanding and during any period in which the
Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of
Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such
Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Act, and (ii) is subject to Section 13 or 15 (d)
of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule
144.

                                       15

SECTION 10. MISCELLANEOUS

         (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with their respective obligations under Section 3 and
Section 4 hereof may result in material irreparable injury to the Initial
Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's and obligations under Section 3 and Section 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer
Restricted Securities (excluding Transfer Restricted Securities held by the
Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (d) Guarantors. The Company shall cause any of its Subsidiaries that becomes, prior to the consummation of the Exchange Offer, a Guarantor (as defined in the Indenture) to become party to this Agreement and assume, jointly and severally with the Company and any other Guarantors, the continuing rights and obligations of the Company and such other Guarantors under this Agreement
(it being understood that execution and delivery of the assumption agreement
(the "ASSUMPTION AGREEMENT"), attached as Annex B to the Escrow and Security
Agreement, dated as of July 14, 2004, among the Company, Mafco Holdings Inc., a
Delaware corporation, The Bank of New York, as escrow agent thereunder and The
Bank of New York, as trustee under the Indenture (the "ESCROW AGREEMENT"), will satisfy the requirements of this sentence). Notwithstanding the generality of the foregoing sentence, any entity that becomes a Guarantor upon the consummation of the Escrow Merger (as defined in the Purchase Agreement) shall assume, jointly and severally with the Company and any other Guarantors, the continuing rights and obligations of the Company and such other Guarantors under this Agreement.

         (e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                                       16

         (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail
(registered or certified, return receipt requested), facsimile or air courier guaranteeing overnight delivery:

                (i)     if to a Holder, at the address set forth on the records
         of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                (ii)    if to the Company:
                                Allied Security Escrow Corp.
                                35 East 62nd Street
                                New York, New York 10021
                                Facsimile No.: (212) 572-8600
                                Attention: President

                                With a copy to:

                                Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                                New York, New York 10036
                                Facsimile No.: (212) 735-2000
                                Attention: Stacy Kanter

                (iii)   if to the Initial Purchaser:
                                Bear, Stearns & Co. Inc.
                                383 Madison Avenue
                                New York, New York 10179
                                Facsimile No.: (212) 272-3092
                                Attention: Corporate Finance Department

                                With a copy to:

                                Latham & Watkins LLP
                                885 Third Avenue
                                New York, New York 10022
                                Facsimile No.: (212) 751-4864
                                Attention: Marc D. Jaffe

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business
Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted
Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such

                                       17

Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this
Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE
CONFLICT OF LAW RULES THEREOF. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

         (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer
Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                       18

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                ALLIED SECURITY ESCROW CORP.

                                By:   /s/ Todd J. Slotkin
                                   ---------------------------------------------
                                   Name:  Todd J. Slotkin
                                   Title: President and Treasurer

BEAR, STEARNS & CO. INC.

By:   /s/ Larry B. Alletto
   -----------------------------
   Name:  Larry B. Alletto
   Title: Senior Managing Director